                                                                     EXHIBIT 3.1


                                     BYLAWS


                                       OF




                                CYBERONICS, INC.


                            (A DELAWARE CORPORATION)






                                AUGUST 21, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I CORPORATE OFFICES.......................................................................................1
   1.1   Registered Office........................................................................................1
   1.2   Other Offices............................................................................................1
ARTICLE II MEETINGS OF STOCKHOLDERS...............................................................................1
   2.1   Place of Meetings........................................................................................1
   2.2   Annual Meeting...........................................................................................1
   2.3   Special Meeting..........................................................................................2
   2.4   Notice of Stockholders' Meetings.........................................................................2
   2.5   Advance Notice of Stockholder Nominee for Director and Other Stockholder Proposals.......................2
   2.6   Manner of Giving Notice; Affidavit of Notice.............................................................5
   2.7   Quorum...................................................................................................5
   2.8   Adjourned Meeting; Notice................................................................................6
   2.9   Chairman of Meetings.....................................................................................6
   2.10  Voting; Approval of Stockholder Proposals................................................................6
   2.11  Waiver of Notice.........................................................................................7
   2.12  Stockholder Action By Written Consent Without A Meeting..................................................7
   2.13  Record Date For Stockholder Notice; Voting...............................................................7
   2.14  Proxies..................................................................................................7
   2.15  List of Stockholders Entitled to Vote....................................................................8
ARTICLE III DIRECTORS.............................................................................................8
   3.1   Powers...................................................................................................8
   3.2   Number of Directors......................................................................................8
   3.3   Election, Qualification and Term of Office of Directors..................................................8
   3.4   Resignation and Vacancies................................................................................9
   3.5   Place of Meeting; Meetings By Telephone..................................................................9
   3.6   Regular Meetings........................................................................................10
   3.7   Special Meetings; Notice................................................................................10
   3.8   Quorum..................................................................................................10
   3.9   Waiver of Notice........................................................................................10
   3.10  Adjourned Meetings; Notice..............................................................................11
   3.11  Board Action By Written Consent Without A Meeting.......................................................11
   3.12  Fees and Compensation of Directors......................................................................11
   3.13  Approval of Loans to Officer............................................................................11
   3.14  Removal of Directors....................................................................................11
ARTICLE IV COMMITTEES............................................................................................12
   4.1   Committees of Directors.................................................................................12
   4.2   Committee Minutes.......................................................................................12
   4.3   Meetings and Action of Committees.......................................................................12
ARTICLE V OFFICERS...............................................................................................13
   5.1   Officers................................................................................................13
   5.2   Election of Officers....................................................................................13
   5.3   Subordinate Officers....................................................................................13

   5.4   Removal and Resignation of Officers.....................................................................13
   5.5   Vacancies in Offices....................................................................................14
   5.6   Chairman of the Board...................................................................................14
   5.7   President...............................................................................................14
   5.8   Vice President..........................................................................................14
   5.9   Secretary...............................................................................................14
   5.10    Treasurer.............................................................................................15
   5.11  Assistant Secretary.....................................................................................15
   5.12  Assistant Treasurer.....................................................................................15
   5.13  Authority and Duties of Officers........................................................................15
ARTICLE VI INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................................................16
   6.1   Right to Indemnification................................................................................16
   6.2   Right to Advancement of Expenses........................................................................16
   6.3   Right of Indemnitee to Bring Suit.......................................................................16
   6.4   Non-Exclusivity of Rights...............................................................................17
   6.5   Insurance...............................................................................................17
   6.6   Indemnification of Employees and Agents of the Corporation..............................................17
   6.7   Nature of Rights........................................................................................17
ARTICLE VII RECORDS AND REPORTS..................................................................................18
   7.1   Maintenance and Inspection of Records...................................................................18
   7.2   Inspection By Directors.................................................................................18
   7.3   Annual Statement of Stockholders........................................................................18
   7.4   Representation of Shares of Other Corporations..........................................................18
ARTICLE VIII GENERAL MATTERS.....................................................................................19
   8.1   Checks..................................................................................................19
   8.2   Execution of Corporate Contracts and Instruments........................................................19
   8.3   Stock Certificates; Partly Paid Shares..................................................................19
   8.4   Special Designation on Certificates.....................................................................20
   8.5   Lost Certificates.......................................................................................20
   8.6   Construction; Definitions...............................................................................20
   8.7   Dividends...............................................................................................20
   8.8   Fiscal Year.............................................................................................21
   8.9   Seal....................................................................................................21
   8.10  Transfer of Stock.......................................................................................21
   8.11  Stock Transfer Agreements...............................................................................21
   8.12  Registered Stockholders.................................................................................21
ARTICLE IX AMENDMENTS............................................................................................21
ARTICLE X DISSOLUTION............................................................................................22
ARTICLE XI CUSTODIAN.............................................................................................22
   11.1  Appointment of a Custodian in Certain Cases.............................................................22
   11.2  Duties of Custodian.....................................................................................23

                                     BYLAWS

                                       OF

                                CYBERONICS, INC.
                            (A DELAWARE CORPORATION)


                                    ARTICLE I

                                CORPORATE OFFICES


         1.1      Registered Office.

         The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust company.

         1.2      Other Offices.

         The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1      Place of Meetings.

         Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

         2.2      Annual Meeting.

         The annual meeting of stockholders shall be held on such date and at such time as determined by the board of directors.

         2.3      Special Meeting.

         A special meeting of the stockholders may be called at any time by, and only by, the board of directors, or by such person or persons as may be authorized by the corporation's certificate of incorporation.

         2.4      Notice of Stockholders' Meetings.

         All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date, and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         2.5 Advance Notice of Stockholder Nominee for Director and Other Stockholder Proposals.

         (a) The matters to be considered and brought before any annual or special meeting of stockholders of the corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this
Section 2.5.

         (b) For any matter to be properly brought before any annual meeting of stockholders, the matter must be:

                  (i) specified in the notice of annual meeting given by or at the direction of the board of directors,

                  (ii) otherwise brought before the annual meeting by or at the direction of the board of directors or

                  (iii) brought before the annual meeting in the manner specified in this Section 2.5(b) and Sections 2.5(c) and (d), as applicable:

                           (x) by a stockholder that holds of record stock of
                  the corporation entitled to vote at the annual meeting on such matter (including any election of a director) or

                           (y) by a person (a "Nominee Holder") that holds such
                  stock through a nominee or "street name" holder of record of such stock and can demonstrate to the corporation such indirect ownership of, and such Nominee Holder's entitlement to vote, such stock on such matter.

         In addition to any other requirements under applicable law, the certificate of incorporation and these bylaws, persons nominated by stockholders for election as directors of the corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a "Stockholder Notice") shall be delivered to the Secretary at the principal executive office of the corporation not less than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year (or, in the case of the annual meeting of stockholders to be held in 2001, not less than one hundred and twenty (120) days prior to January 28, 2001); provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before and ends thirty days after such anniversary date (or January 28, 2001, in the case of the annual meeting of stockholders to be held in 2001) (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), such Stockholder Notice shall be given in the manner provided herein by the later of
(i) the close of business on the date ninety days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. As used in these bylaws, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act").

         (c) Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the corporation at an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, a statement in writing setting forth:

                  (1) the name and address of the person or persons to be nominated,

                  (2) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by each such nominee, as reported to such stockholder by such nominee,

                  (3) the information regarding each such nominee required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the U.S. Securities and Exchange Commission,

                  (4) the signed consent by each such nominee to serve as a director of the corporation if elected,

                  (5) such stockholder's name and address,

                  (6) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such stockholder, and

                  (7) in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting.

         If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder's right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

         Notwithstanding any provision of this Section 2.5 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the board of directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased board of directors is not publicly announced or disclosed by the corporation at least one hundred days prior to the first anniversary of the preceding year's annual meeting (or, in the case of the annual meeting of stockholders to be held in 2001, at least one hundred days prior to January 28,
2001), a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the first day on which all such nominees or the size of the increased board of directors shall have been publicly announced or disclosed.

         (d) Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver, as part of such Stockholder Notice:

                  (1) the text of the proposal to be presented,

                  (2) a brief written statement of the reasons why such stockholder favors the proposal,

                  (3) such stockholder's name and address,

                  (4) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such stockholder,

                  (5) any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, and

                  (6) in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of stock and entitlement to vote such stock on the matter proposed at the annual meeting.

         (e) Except as provided in the final paragraph and sentence of Section 2.5(c) above, no matter shall be properly brought before a special meeting of stockholders unless such matter shall have been brought before the meeting pursuant to the corporation's notice of such meeting. In the event the corporation calls for a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any stockholder entitled to vote for the election of such director(s) at such meeting may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the corporation's notice of such meeting, but only if the Stockholder Notice required by Sections 2.5(b), (c) and (d) hereof shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the first day on which the date of the special meeting and either the names of all nominees proposed by the board of directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.

         (f) For purpose of this Section 2.5, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

         (g) In no event shall the adjournment of an annual meeting or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 2.5. This Section 2.5 shall not apply to (i) any stockholder proposal made pursuant to Rule 14a-8 under the Exchange Act or
(ii) any nomination of a director in an election in which only the holders of one or more series of preferred stock of the corporation issued pursuant to
Article IV of the certificate of incorporation are entitled to vote (unless otherwise provided in the terms of such stock).

         (h) The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.5 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

         2.6      Manner of Giving Notice; Affidavit of Notice.

         If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         2.7      Quorum.

         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting to another place, if any, date or time. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

         2.8      Adjourned Meeting; Notice.

         When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.9      Chairman of Meetings.

         The president shall act as chairman of and preside at all meetings of stockholders. The board of directors may appoint any stockholder to act as chairman of any such meeting in the absence of the president. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the determination of the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting and such other regulation of the manner of voting and the conduct of discussion as he determines to be reasonably in order. The chairman may adjourn any meeting of stockholders, whether pursuant to
Section 2.7 of these bylaws, and notice of such adjournment need be given only if required by law.

         2.10     Voting; Approval of Stockholder Proposals.

         (a) Except as provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section
2.13 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

         (b) Except as otherwise required by law, any matter (other than a nomination for director) that has been properly brought before an annual or special meeting of stockholders of the corporation by a stockholder (including a Nominee Holder) in compliance with the procedures set forth in Section 2.5 shall require for approval thereof the affirmative vote of the holders of not less than a majority of all outstanding shares of common stock of the corporation and all other outstanding shares of stock of the corporation entitled to vote on such matter, with such outstanding shares of common stock and other stock considered for this purpose as a single class. Any vote of stockholders required by this Section 2.10(b) shall be in addition to any other vote of stockholders of the corporation that may be required by law, the certificate of incorporation or these bylaws, by any agreement with a national securities exchange or otherwise.

         2.11     Waiver of Notice.

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether given before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

         2.12     Stockholder Action By Written Consent Without A Meeting.

         The stockholders of the corporation may not take action by written consent without a meeting but must take any such action at a duly called annual or special meeting.

         2.13     Record Date For Stockholder Notice; Voting.

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If the board of directors does not so fix a record date:

                  (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         2.14     Proxies.

         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three
(3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholders name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholders attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

         2.15     List of Stockholders Entitled to Vote.

         The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, in the manner provided by law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

                                   ARTICLE III

                                    DIRECTORS

         3.1      Powers.

         Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         3.2      Number of Directors.

         The authorized number of directors shall be seven (7). This number may be increased or decreased by resolution of the board of directors.

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.3      Election, Qualification and Term of Office of Directors.

         Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         Elections of directors need not be by written ballot.

         3.4      Resignation and Vacancies.

         Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or, resignations shall become effective, and each director so chosen shall, hold office as provided in this section in the filling of other vacancies.

         Unless otherwise provided in the certificate of incorporation or these bylaws:

                  (1) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  (2) Wherever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series shall be filled only by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

                  (3) If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

         3.5      Place of Meeting; Meetings By Telephone.

         The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware as the board of directors may designate from time to time, or as may be designated in the notice calling the meeting.

         Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6      Regular Meetings.

         Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

         3.7      Special Meetings; Notice.

         Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) or more of the directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least two (2) days before the time of the holding of the meeting. If the notice is delivered personally, by telephone or by e-mail, telecopy or telegram, it shall be delivered personally or by telephone or by e-mail or to the telegraph company at least twenty-four
(24) hours before the time of the holding of the meeting. The notice need not specify the purpose or place of the meeting if the meeting is to be held at the principal executive office of the corporation.

         3.8      Quorum.

         At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.9      Waiver of Notice.

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether given before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

         3.10     Adjourned Meetings; Notice.

         If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.11     Board Action By Written Consent Without A Meeting.

         Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         3.12     Fees and Compensation of Directors.

         Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

         3.13     Approval of Loans to Officer.

         The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty of other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

         3.14     Removal of Directors.

         Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such directors term of office.

                                   ARTICLE IV

                                   COMMITTEES

         4.1      Committees of Directors.

         The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

         4.2      Committee Minutes.

         Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         4.3      Meetings and Action of Committees.

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section
3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum),
Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members;

provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                    ARTICLE V

                                    OFFICERS

         5.1      Officers.

         The officers of the corporation shall be a president, one or more vice presidents, a secretary, and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of
Section 5.3 of these bylaws. Any number of offices may be held by the same person.

         5.2      Election of Officers.

         The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall, be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

         5.3      Subordinate Officers.

         The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

         5.4      Removal and Resignation of Officers.

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.5      Vacancies in Offices.

         Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         5.6      Chairman of the Board.

         The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these bylaws.

         5.7      President.

         Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

         5.8      Vice President.

         In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

         5.9      Secretary.

         The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct; a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

         5.10     Treasurer.

         The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

         5.11     Assistant Secretary.

         The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

         5.12     Assistant Treasurer.

         The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

         5.13     Authority and Duties of Officers.

         In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         6.1      Right to Indemnification.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.3 of this Article VI with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

         6.2      Right to Advancement of Expenses.

         In addition to the right to indemnification conferred in Section 6.1 of this Article VI, an indemnitee shall also have the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise.

         6.3      Right of Indemnitee to Bring Suit.

         If a claim under Section 6.1 or 6.2 of this Article VI is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expense) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden or proving that the indemnitee is not entitled to be indemnified, or to such advancement of expense, under this
Article VI or otherwise shall be on the corporation.

         6.4      Non-Exclusivity of Rights.

         The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statue, the corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or directors or otherwise.

         6.5      Insurance.

         The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

         6.6      Indemnification of Employees and Agents of the Corporation.

         The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

         6.7      Nature of Rights.

         The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

                                   ARTICLE VII

                               RECORDS AND REPORTS

         7.1      Maintenance and Inspection of Records.

         The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney of other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

         7.2      Inspection By Directors.

         Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

         7.3      Annual Statement of Stockholders.

         The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         7.4      Representation of Shares of Other Corporations.

         The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                 GENERAL MATTERS

         8.1      Checks.

         From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.2      Execution of Corporate Contracts and Instruments.

         The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general, or confined to specific instances unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.3      Stock Certificates; Partly Paid Shares.

         The shares of a corporation shall be represented by certificate, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         8.4      Special Designation on Certificates.

         If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class of series of stocks provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.5      Lost Certificates.

         Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless this latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it an account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         8.6      Construction; Definitions.

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern that construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural. number includes the singular, and the term "person" includes both a corporation and a natural person.

         8.7      Dividends.

         The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock. The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

         8.8      Fiscal Year.

         The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

         8.9      Seal.

         The Corporation shall have power to have a corporate seal, which shall be adopted and which may be altered by the board of directors, and the corporation may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         8.10     Transfer of Stock.

         Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

         8.11     Stock Transfer Agreements.

         The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

         8.12     Registered Stockholders.

         The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS

         The bylaws of the corporation may be adopted, amended or repealed only in the manner set forth in the under the General Corporation Law of Delaware or the corporation's certificate of incorporation.

         Notwithstanding any other provision of these bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or by these bylaws, the affirmative vote of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal these bylaws, including this Article IX.

                                    ARTICLE X

                                   DISSOLUTION

         If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

         At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of
Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

                                   ARTICLE XI

                                    CUSTODIAN

         11.1     Appointment of a Custodian in Certain Cases.

         The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

                  (1) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

                  (2) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or


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                  (3) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

         11.2     Duties of Custodian.

         The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.


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